EXHIBIT 16.2







April 1, 2002



Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549



Gentlemen:


We have read Item 4, Changes in Registrant's Certifying Accountants, of Raptor Investments, Inc.'s Form 8-K dated March 5, 2002, filed April 1, 2002, and are in agreement with the statements contained in paragraphs (a) and (b). We have no basis to agree or disagree with other statements of the registrant contained therein.



Very Truly Yours,



/s/ AMPER, POLITZINER & MATTIA P.A.
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Copy to:  Paul F. Lovito, Jr., Chairman, President & CEO
          Raptor Investments Inc.
          2855 N. University Drive, Suite 320
          Coral Springs, Florida 33065



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